UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

Information Required in Proxy Statement

Schedule 14A Information

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Symbollon Pharmaceuticals, Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________
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SYMBOLLON PHARMACEUTICALS, INC.
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JUNE 22, 2011

TO THE STOCKHOLDERS OF SYMBOLLON PHARMACEUTICALS, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Symbollon Pharmaceuticals, Inc., a Delaware corporation ("Symbollon"), will be held at our executive offices, located at 99 West Street, Suite J, Medfield, Massachusetts 02052, on June 22, 2011 at 10:00 a.m., local time, for the following purposes:

1.
To consider and act upon the election of three directors as the Class I directors, three directors as the Class II directors, and two directors as the Class III directors to serve on our Board of Directors for a one-year, two-year, and three-year terms expiring at the Annual Meeting of Stockholders in 2012, 2013, and 2014, respectively;

2.
To consider and vote upon a proposal to amend Symbollon’s Amended Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock from 93,750,000 shares to 993,750,000 shares;

3.
To consider and act upon a proposal to ratify the appointment of Sam Kan & Company as the independent registered public accounting firm of Symbollon for the current fiscal year ending December 31, 2011; and

4.	To transact such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on May 2, 2011 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

All stockholders are cordially invited to attend the meeting.  Whether or not you expect to attend, you are kindly requested by the Board of Directors to sign, date and return the enclosed proxy promptly.  Stockholders who execute proxies retain the right to revoke them at any time prior to the voting thereof.  A return envelope which requires no postage if mailed in the United States is enclosed for your convenience.

By the order of the Board of Directors,

         PAUL C. DESJOURDY
 Assistant Secretary
Dated: May __, 2011

SYMBOLLON PHARMACEUTICALS, INC.

99 WEST STREET, SUITE J
MEDFIELD, MA 02052
(508) 242-7500

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Symbollon Pharmaceuticals, Inc. (“Symbollon”) for the Annual Meeting of Stockholders to be held at our executive offices, located at 99 West Street, Suite J, Medfield, Massachusetts 02052, on June 22, 2011 at 10:00 a.m., local time, and for any adjournment or adjournments thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.  Any stockholder giving such a proxy has the power to revoke it at any time before it is voted.  Written notice of such revocation should be forwarded directly to our Assistant Secretary, at the above stated address.  Attendance at the meeting will not have the effect of revoking the proxy unless such written notice is given.

If the enclosed proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the directions thereon and otherwise in accordance with the judgment of the persons designated as proxies.  Any proxy on which no direction is specified will be voted (1) for the election of the nominees set forth under the caption "Election of Directors;" (2) for the proposed amendment to Symbollon’s Amended Certificate of Incorporation, (3) for the ratification of the appointment of Sam Kan & Company as our independent registered public accounting firm; and (4) in the discretion of the proxies, on any other business which may properly come before the meeting or any adjournments thereof.

The approximate date on which we intend to mail or otherwise deliver copies of this Proxy Statement and the accompanying form of proxy to our stockholders is May __, 2011.

Your vote is important.  Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting.  If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy previously given.

VOTING

Only holders of shares of our Class A Common Stock, $.001 par value per share (the "Common Stock"), of record as at the close of business on May 2, 2011, are entitled to vote at the meeting.  On the record date there were issued and outstanding 43,656,673 shares of Common Stock.  Each outstanding share of Common Stock is entitled to one vote upon all matters to be acted upon at the meeting.  A majority of the outstanding shares of Common Stock, represented at the meeting in person or by proxy, shall constitute a quorum.  The affirmative vote of a plurality of the votes cast is necessary to elect the nominees as directors.  The affirmative vote of a majority of the outstanding shares is necessary to approve the proposed amendment to Symbollon’s Amended Certificate of Incorporation.  A majority of the votes cast is necessary to ratify the appointment of Sam Kan & Company as our independent auditors.  Abstentions and broker non-votes are included in the determination of the number of shares of Common Stock present at the meeting for quorum purposes, but not in the tabulation of the votes cast on proposals presented to stockholders.  Accordingly, abstentions and broker non-votes will have the effect of a vote against the proposal to amend Symbollon Amended Certificate of Incorporation to increase the authorized number of shares.

The stockholders vote at the meeting by casting ballots (in person or by proxy) which are tabulated by a person appointed by the Board of Directors before the meeting to serve as the inspector of election at the meeting and who has executed and verified an oath of office.  The cost of preparing, assembling and mailing the proxy, this Proxy Statement and the other material enclosed will be borne by us.  In addition to the solicitation of proxies by use of the mails, our officers and employees may solicit proxies by telephone or other means of communication.  We, through our transfer agent, will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares of Common Stock held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares and will reimburse them for their reasonable expenses in forwarding the proxy material.

BOARD OF DIRECTORS

Election of Directors

Pursuant to our Amended Certificate of Incorporation, our Board of Directors, which currently consists of eight members, is divided into three classes, designated Class I, Class II and Class III, each serving staggered three-year terms. The terms of all three classes of directors expire at this Meeting.  If elected to be directors, the terms of the Class I, Class II, and Class III directors will expire at the 2012, 2013 and 2014 Annual Meetings of Stockholders, respectively, and until their successors are elected and qualified.  The Board of Directors has proposed the following nominees for reelection to serve in the class designated below at this Meeting.

Directors	Class	Expiration of Term
Paul C. Desjourdy	I	2012
Eugene Lieberstein	I	2012
Yongjun Duan	I	2012
James C. Richards	II	2013
Richard F. Maradie	II	2013
Timothy Kane	II	2013
Jack H. Kessler	III	2014
Kelly Black	III	2014

Unless authority to do so has been withheld or limited in the proxy, it is the intention of the persons named as proxies to vote at the meeting the shares of Common Stock to which the proxy relates to elect the nominees named above.  The nominees are currently serving as directors of Symbollon.  The Board of Directors recommends that the nominees be elected as directors of Symbollon and it is intended that the accompanying proxy will be voted for their election as directors, unless the proxy contains contrary instructions.  We have no reason to believe that the nominees will not be candidates or will be unable to serve.  However, in the event that the nominees should become unable or unwilling to serve as directors, the persons named in the proxy have advised that they will vote for the election of such persons as shall be designated by management.

Members of the Board of Directors

The following table provides the names and ages of the nominees and the other members of the Board of Directors, their respective principal occupations or employments during at least the past five years and the period during which each has served as a director of Symbollon.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships

Class I Directors to Serve Until the 2012 Annual Meeting of Stockholders

Paul C. Desjourdy	49	1996
Chief Executive Officer of Symbollon since June 2005,  President and General Counsel of Symbollon since December 1999, Chief Financial Officer since September 1993, and Treasurer from May 1994.  Attorney at the law firm of Choate Hall & Stewart from 1989 to 1993.  Certified Public Accountant at Arthur Andersen & Co. from 1983 to 1986.

Eugene Lieberstein	72	1998
Law partner at the law firm of Baker & Hostetler, LLP specializing in patent procurement and litigation (Mr. Lieberstein and his firm serve as patent counsel for Symbollon) since 2008.  Law partner at the law firm of Anderson Kill & Olick, P.C. specializing in patent procurement and litigation (Mr. Lieberstein and his firm served as patent counsel for Symbollon) from 2000 to 2008.  Law partner at the law firm of Wyatt, Gerber, Meller and O’Rourke specializing in patent procurement and litigation (Mr. Lieberstein and his firm served as patent counsel for Symbollon) from 1993 to 2000.  Patent Counsel for Union Carbide Corporation from 1970 to 1993.

Yongjun Duan	52	2010
Founder and Chairman of the Board of Xi’an Maidelfa Pharmaceutical Co. Ltd., a privately held fully-integrated pharmaceutical company currently marketing products to the diary and aquaculture markets in China, since February 2003.  Director of research and development for Symbollon from 1994 to 2001.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships

Class II Directors Whose Terms Continue Until the 2012 Annual Meeting of Stockholders

James C. Richards, Ph.D.	63	1991
President, Chief Executive Officer and a director of BioCide Pharma, Inc., a privately held company focused on the development of antimicrobials, since November 2008.  President, Chief Executive Officer and a director of EdgeLight BioScience, Inc., a privately held company specializing in waveguide technologies, from October 2000 to November 2008.  President, Chief Executive Officer and a director of IntelliGene, Inc., a privately held company specializing in DNA probe technologies, from October 1995 to September 2000.  President and Chief Executive Officer of Symbollon from May 1991 to September 1995.  Director of business planning and development for Gene-Trak Systems, a joint venture originally between AMOCO Corporation and Integrated Genetics, Inc., engaged in developing diagnostic test devices using DNA probes, from 1986 to 1990.

Richard F. Maradie	63	1998
Retired since September 2000.  Senior Vice President of Commercial Development of Oakwood Laboratories, a private biopharmaceutical company developing drug delivery technologies, from April 1998 to September 2000.  President, Chief Executive Officer and a director of Novavax, Inc., a public biopharmaceutical company developing topical and oral drug delivery technologies, from March 1997 to August 1998.  President, Chief Executive Officer and a director of Protyde Pharmaceuticals, Inc., a private biopharmaceutical company developing products for the diagnosis and treatment of cancer, from 1994 to 1997.  Executive Vice President and Chief Operating Officer of Platelet Research Products, Inc., a private biopharmaceutical company developing therapeutic products derived from blood platelets, from to 1991 to 1994.  President, Chief Operating Officer and a director of VimRx Pharmaceuticals, Inc., a public pharmaceutical company developing therapeutics based on natural products, from 1988 to 1991.

Timothy Kane	49	2010	Chief Operating Officer of McSweeney & Ricci Insurance Agency, Inc., a privately held independent insurance brokerage agency (Mr. Kane’s company serve as Symbollon’s insurance agent), since 2000.

Name	Age	Director Since	Principal Occupation, Other Business Experience and Other Directorships
Class III Director Whose Terms Continue Until the 2014 Annual Meeting of Stockholders

Jack H. Kessler, Ph.D.	60	1986
Chairman of the Board of Directors of Symbollon since May 1996 and Secretary of Symbollon since May 1991.  Principal systems engineer for Kollsman Manufacturing Company, a diagnostic instrument design and manufacturing company, since _____ 2010. Executive Vice President of Symbollon from June 2005 to June 2008.  Chief Scientific Officer of Symbollon from May 1991 to June 2008.  Chief Executive Officer of Symbollon from December 1999 to June 2005, Executive Vice-President of Symbollon from May 1991 to December 1999.  Symbollon's sole stockholder, officer and director from 1986 to 1991.

Kelly Black-White	50	2010
President of Premier Funding Services, Inc. and Premier Media Services, Inc., privately held companies providing investor and public relations services to small cap market companies (Ms. Black-White’s companies provide investor relations services to Symbollon) since 1999.

The Board of Directors has determined, after review of all relevant transactions or relationships between each director, or any of his family members, and the Company, its senior management and independent registered public accounting firm, that all of the directors, except Messrs. Desjourdy and Kessler, constituting a majority of the Board of Directors, are “independent” directors under the “independent director” definition and standards of NASDAQ.

Recommendation of the Board of Directors

The Board of Directors recommends that the Stockholders vote FOR the nominees.

General Information Concerning the Board of Directors and its Committees

Our Board of Directors met seven times in the fiscal year ended December 31, 2010.  The Delaware General Corporation Law provides that the Board of Directors, by resolution adopted by a majority of the entire board, may designate one or more committees, each of which shall consist of one or more directors.  The Board of Directors annually elects from its members the Executive Committee, Audit Committee, and Compensation Committee.  The Board of Directors does not have a Nominating Committee.  During the last fiscal year each of the directors attended at least 75% of the total number of meetings of the Board of Directors and of the committees on which each director serves.  Directors are encouraged to attend annual meetings of our stockholders.  Three directors attended our last annual meeting.

Executive Committee.  The Executive Committee exercises all the powers and authority of the Board of Directors in the management and affairs of Symbollon between meetings of the Board of Directors, to the extent permitted by law.  The current members of the Executive Committee are Messrs. Kessler (Chairman), Desjourdy and Richards.  The Executive Committee did not meet during fiscal 2010.

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities by reviewing the financial information which will be provided to shareholders and others, the system of internal control which management has established, our process for monitoring compliance with laws and regulations, the independence of the outside auditors and the audit process.  It is the general responsibility of the Audit Committee to advise and make recommendations to the Board of Directors in all matters regarding our accounting methods and internal control procedures.  Specific duties of the Audit Committee are set forth in its charter.  The current members of the Audit Committee are Messrs. Richards (Chairman), Maradie and  Lieberstein.  One member of the Audit Committee, Messrs. Maradie Richards, are “independent” under the current NASDAQ stock market listing standards and SEC rules for audit committee member independence; the other member is not independent under these standards and rules.  We do not have an audit committee financial expert serving on the Audit Committee because the Board of Directors believes that the current composition of the committee is adequate to fulfill its oversight responsibilities in light of the simplicity of our financial statements and accounting procedures.  Because our shares are not currently listed on a national securities exchange or national securities association, we are not subject to a requirement that each member of the Audit Committee be independent or that we have an audit committee financial expert.  The Audit Committee met three time during fiscal 2010.

Compensation Committee. The Compensation Committee reviews and recommends to the Board of Directors remuneration arrangements and compensation plans for our executives.  The current members of the Committee are Messrs. Maradie (Chairman), Richards and Lieberstein, all of whom are independent directors under the current NASDAQ stock market listing standards.  The Compensation Committee did not meet during fiscal 2010.  In order to determine the elements and levels of Symbollon’s executive compensation and to gain an understanding of any trends impacting compensation generally, the Compensation Committee from time to time gathers information on executive compensation, including salaries, stock options, bonuses and other benefits, from similarly situated biotechnology companies.  The Compensation Committee weighs this information and reviews Symbollon’s overall performance and makes recommendations regarding compensation to the full Board.  To date, no compensation consultant has been engaged to assist the Committee or the Board in connection with establishing executive compensation.  Our executive officers (who are also directors) interact with the Compensation Committee and the Board of Directors on compensation matters, but recommendations regarding executive officer or director compensation are made to the Board of Directors by the Compensation Committee or the independent directors on the Board of Directors and may not be delegated to other persons.  The Compensation Committee does not have a written charter.

Nominations

We do not have a nominating committee.  The Board of Directors believes that the current size of our Board does not necessitate a separate nominating committee.  Our Board of Directors, of which (as described above) six of the eight members are “independent directors” under the current NASDAQ stock market listing standards, is responsible for determining the slate of director nominees for election by stockholders.  Messrs. Desjourdy and Kessler are not independent under the NASDAQ standards.

We do not currently utilize the services of any third party search firm to assist in the identification or evaluation of Board member candidates.  However, our Board of Directors may engage a third party to provide such services in the future, as it deems necessary or appropriate at the time in question.

We do not currently have a charter or written policy with regard to the nominating process.  Our Board of Directors determines the required selection criteria and qualifications of director nominees based upon our needs at the time nominees are considered.  A candidate must possess the ability to apply good business judgment and must be in a position to properly exercise his or her duties of loyalty and care.  Candidates should also exhibit proven leadership capabilities, high integrity and experience with a high level of responsibilities within their chosen fields, and have the ability to quickly grasp complex principles of business, finance, and pharmaceutical drug development.  In general, candidates will be preferred who hold, or have held, an established executive level position in business, finance, law, education, research or government.  The Board of Directors will consider these criteria for nominees identified by the Board, by stockholders, or through some other source.  When current Board members are considered for nomination for reelection, the Board also takes into consideration their prior Symbollon Board contributions, performance and meeting attendance records.

The Board will consider qualified candidates for possible nomination that are submitted by our stockholders.  Stockholders wishing to make such a submission may do so by sending the following information to the Board of Directors c/o Assistant Secretary at the address listed above: (1) name of the candidate and a brief biographical sketch and resume; (2) contact information for the candidate and a document evidencing the candidate’s willingness to serve as a director if elected; and (3) a signed statement as to the submitting stockholder’s current status as a stockholder and the number of shares currently held.

The Board will conduct a process of making a preliminary assessment of each proposed nominee based upon the resume and biographical information, an indication of the individual’s willingness to serve and other background information.  This information will be evaluated against the criteria set forth above and our specific needs at that time.  Based upon a preliminary assessment of the candidate(s), those who appear best suited to meet our needs may be invited to participate in a series of interviews, which are used as a further means of evaluating potential candidates.  On the basis of information learned during this process, the Board will determine which nominee(s) to submit for election at the next annual meeting.  The Board will use the same process for evaluating all nominees, regardless of the original source of the nomination.

No candidates for director nominations were submitted to the Board by any stockholder in connection with the 2011 annual meeting.  Any stockholders desiring to present a nomination for consideration by the Board prior to our 2012 annual meeting should do so prior to January __, 2012 in order to provide adequate time to duly consider the nominee.

Shareowner Communications with Board

The Board of Directors has implemented a process by which our stockholders may send written communications to the Board’s attention.  Any stockholders desiring to communicate with our Board, or one or more of our directors, may send a letter addressed to the Symbollon Pharmaceuticals, Inc. Board of Directors c/o Assistant Secretary, 99 West Street, Suite J, Medfield, MA 02052.  The Assistant Secretary has been instructed by the Board to promptly forward all communications so received to the full Board or the individual Board members specifically addressed in the communication.

Code of Ethics

We have a Code of Ethics for our senior officers, including our principal executive officer and principal financial and accounting officer.  This code is a statement of our high standards for ethical behavior and legal compliance, and it governs the manner in which we conduct our business.  A copy of our Code of Ethics can be found on our web site at www.symbollon.com.  We intend to satisfy the disclosure requirements under Item 5.05 of Form 8-K regarding any amendment or waiver of the Code with respect to our principal executive officer or principal financial or accounting officer by posting such information on our web site.

PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of our Common Stock as of May 16, 2011 for (i) each of the our directors, (ii) each of the Named Executive Officers (as defined in “Executive Compensation”), (iii) all our directors and executive officers as a group and (iv) each person known by us to own beneficially 5% or more of the outstanding shares of Common Stock:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
Paul C. Desjourdy (3)(4)	11,125,200	25.5%
Organic Business Alliances, LLC (5)	4,066,667	9.3%
Kelly Black-White (3) (6)	1,971,315	4.5%
Dr. Jack H. Kessler (3)(7)	1,425,233	3.2%
Dr. James C. Richards (3)(8)	1,051,201	2.4%
Eugene Lieberstein (3)(9)	934,676	2.1%
Richard F. Maradie (3)(10)	872,500	2.0%
Yongjun Duan (3)	505,100	1.2%
Timothy Kane (3)	500,000	1.2%
All Executive Officers and Directors as a Group (8 persons) (11)	18,385,225	40.7%
____________________________________________
*	Less than 1% of the Common Stock outstanding.
(1)	All shares are beneficially owned and sole voting and investment power is held by the persons named, except as otherwise noted.
(2)
Based upon 43,656,673 shares of Common Stock but also reflecting as outstanding, with respect to the relevant beneficial owner, the shares which that beneficial owner could acquire upon exercise of options exercisable within 60 days.

(3)	The address of Directors Desjourdy, White-Black, Kessler, Richards, Lieberstein, Maradie, Duan and Kane is c/o Symbollon Pharmaceuticals, Inc., 99 West Street, Suite J, Medfield, MA 02052.
(4)	Includes currently exercisable warrants to purchase 40,000 shares of Common Stock.
(5)	The address of Organic Business Alliances, LLC is 150 Mead Street, Waccabuc, NY 10597.
(6)	Includes currently exercisable warrants to purchase 10,715 shares of Common Stock.
(7)	Includes 1,100 shares owned by his minor child and currently exercisable options and warrants to purchase 325,000 shares of Common Stock.
(8)	Includes currently exercisable options to purchase 372,500 shares of Common Stock.
(9)	Includes currently exercisable options to purchase 372,500 shares of Common Stock.
(10)	Includes currently exercisable options to purchase 372,500 shares of Common Stock.
(11)	Includes currently exercisable options and warrants to purchase 1,493,215 shares of Common Stock held by executive officers and directors as a group.

EXECUTIVE COMPENSATION

Summary Compensation

The following tables set forth certain information relating to compensation paid by us for each of our last two completed fiscal years to our principal executive officer and any other executive officer whose annual compensation exceeded $100,000 for the last completed fiscal year (the “Named Executive Officers”).  Only those columns which call for information applicable to us or the Named Executive Officers for the periods indicated have been included in such tables.

Summary Compensation Table
Name and Principal Position	Year	Salary ($)	Bonus ($)	Option Awards ($)	Total ($)

Paul C. Desjourdy (1)	2010	$216,000 (1)	-0-	-0-	$216,000
Chief Executive Officer, President,	2009	$226,000 (2)	-0-	-0-	$226,000
Chief Financial Officer and Treasurer
__________________________
(1)	Mr. Desjourdy received $54,000 in cash paid and $162,000 of his salary was accrued.
(2)
Mr. Desjourdy received $18,000 in cash paid, 10,000,000 shares of Class A common stock having a fair value on the grant date of $100,000, computed in accordance with FAS 123R and recognized for financial statement purposes, and $108,000 of his salary was accrued.

Employment Agreements and Termination Benefits

Since June 2008, Mr. Desjourdy has been employed by the Company in his current positions at $18,000 per month on a month-to-month basis.  Mr. Desjourdy does not have an employment agreement.

Outstanding Equity Awards at Fiscal Year End

On December 31, 2010, the Named Executive Officer, Mr. Desjourdy, did not have any outstanding equity awards.  There were no option exercises or stock vesting by the Named Executive Officer.

Director Compensation

Upon Board of Directors’ approval in May 1998, we no longer provide cash compensation to directors for attendance at board or committee meetings.  Each non-employee director is entitled to receive on January 1st of each year an option (the "Annual Options") to purchase 10,000 (2,500 shares prior to 2007) shares of Common Stock at the then fair market value under our 2006 Non-Employee Directors’ Stock Option Plan.  The Annual Options may only be exercised with respect to vested shares.  One-half of the shares subject to such options vest on the first anniversary of the date of grant and the balance vest on the second anniversary of the date of grant.  All directors will be reimbursed for ordinary and necessary travel expenses incurred in attendance at each board or committee meeting.

The following table set forth certain information with respect to the compensation of directors (other than Named Executive Officers) for our last completed fiscal year and (in the footnotes to the table) the aggregate number of option awards outstanding to each such director at fiscal year end.

Director Compensation
Name	Fees Earned or Paid in Cash ($)	Share Awards ($) (1)	Option Awards ($) (2)	All Other Compensation ($)	Total ($)

Jack H. Kessler (3)	-0-	$15,000	$1,389	-0-	$16,389

James C. Richards (4)	-0-	$15,000	$1,389	-0-	$16,389

Richard F. Maradie (5)	-0-	$15,000	$1,389	-0-	$16,389

Eugene Lieberstein (6)	-0-	$15,000	$1,389	$1,330 (7)	$17,719

Yongjun Duan	-0-	$10,000	-0-	-0-	$10,000

Timothy Kane	-0-	$10,000	-0-	-0-	$10,000

Kelly Black-White	-0-	$10,000	-0-	$21,284 (8)	$31,284
_____________________________
(1)
Represents restricted shares of Class A Common Stock granted on September 16, 2010 to Directors Kessler, Richards, Maradie, and Lieberstein and on October 15, 2010 to Directors Duan, Kane, and Black-White.  Shares vest one-half each of the first two anniversaries.

(2)
Represents options to purchase 10,000 shares of Class A Common Stock granted on January 4, 2010 (options vest one-half each of the first two anniversaries; are exercisable at $0.15 per share and have a 10 year term).  Amounts set forth in this Column represent the grant date fair value of these options, computed in accordance with FAS 123R.

(3)
Dr. Kessler has options having a 10 year term to purchase 520,000 shares outstanding at December 31, 2010 by grants on October 1. 2009 for 500,000 and annual grants of 10,000 on the first business day of 2009 and 2010 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.  In addition, he received a grant of options for 10,000 shares on the first business day of 2011 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.

(4)
Dr. Richards has options having a 10 year term to purchase 630,000 shares outstanding at December 31, 2010 by grants on October 1, 2009 for 500,000, February 7, 2008 for 50,000, May 19, 2004 for 25,000, annual grants of 2,500 each on the first business day of each year for an aggregate of 15,000 pursuant our 1995 Non-Employee Directors’ Stock Option Plan and annual grants of 10,000 on the first business day of 2007, 2008, 2009, and 2010 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.  In addition, he received a grant of options for 10,000 shares on the first business day of 2011 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.

(5)
Mr. Maradie has options having a 10 year term to purchase 630,000 shares outstanding at December 31, 2010 by grants on October 1, 2009 for 500,000, February 7, 2008 for 50,000, May 19, 2004 for 25,000, annual grants of 2,500 each on the first business day of each year for an aggregate of 15,000 pursuant our 1995 Non-Employee Directors’ Stock Option Plan and annual grants of 10,000 on the first business day of 2007, 2008, 2009, and 2010 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.  In addition, he received a grant of options for 10,000 shares on the first business day of 2011 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.

(6)
Mr. Lieberstein has options having a 10 year term to purchase 630,000 shares outstanding at December 31, 2010 by grants on October 1, 2009 for 500,000, February 7, 2008 for 50,000, May 19, 2004 for 25,000, annual grants of 2,500 each on the first business day of each year for an aggregate of 15,000 pursuant our 1995 Non-Employee Directors’ Stock Option Plan and annual grants of 10,000 on the first business day of 2007, 2008, 2009, and 2010 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.  In addition, he received a grant of options for 10,000 shares on the first business day of 2011 pursuant to our 2006 Non-Employee Directors’ Stock Option Plan.

(7)	Mr. Lieberstein provided legal services, either personally or through his firm, Baker & Hostetler, LLP, in which law firm he is a partner, during 2010.
(8)	Ms. Black-White provided investor relations services, either personally or through her firm, Premier Media Services, Inc., which she owns, during 2010.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires our directors, officers and persons who own more than ten percent of a registered class of our equity securities, to file initial reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission.  Directors, officers and greater than ten percent beneficial owners are required by applicable regulations to furnish Symbollon with copies of all Section 16(a) forms they file.

Based solely upon a review of the copies of the forms furnished to us and written representations from our directors and officers, we believe that during 2010 all Section 16(a) filing requirements applicable to our directors, officers and greater than ten percent beneficial owners were timely satisfied.

The following table sets forth information, as of December 31, 2010, concerning shares issuable under all of our equity compensation plans.

Equity Compensation Plan Information
	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance (excluding securities reflected in column (a)) (c)
Equity Compensation Plans Approved by Security Holders	410,000 (1)	$0.78	360,000 (1)
Equity Compensation Plans Not Approved by Security Holders	18,855,000 (2)	$0.03	0 (2)
Total	19,265,000	$0.15	360,000
_____________________________
(1)	Reflects options granted under the 1993 Stock Option Plan, as amended, the 2003 Non-Employee Director Stock Option Plan or the 2006 Non-Employee Director Stock Option Plan.
(2)
Symbollon granted executives 10,275,000 shares of Class A Common Stock, the non-executive Board members 3,500,000 shares of Class A Common Stock, consultants 2,930,000 shares of Class A Common Stock, the non-executive Board members options to purchase 2,000,000 shares of Class A Common Stock and warrants to purchase 150,000 shares of Class A Common Stock under various consulting agreements.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

During 2010, we paid an aggregate of approximately $1,330 for legal services to one of our directors, Eugene Lieberstein or to Baker & Hostetler, LLP, of which law firm he was a partner.

During 2010, we paid an aggregate of approximately $21,280 for investor relations services to one of our directors, Kelly Black-White or to Premier Media Services, Inc., which firm she owns.

We sublet office space for $900 per month from a company owned by the in-law of one of our officers and directors, Mr. Desjourdy.

On December 8, 2008, we signed a sale/license agreement with BioCide Pharma, Inc. covering upper respiratory tract products based on our proprietary iodine-based technology.  Under the agreement, we transfered ownership of our patent application covering use of our technology in the upper respiratory tract.  As partial consideration under the agreement, we received an equity position in BioCide equal to 50% ownership of the company.

Under the terms of the agreement, BioCide received ownership of our patent application covering use of our technology in the upper respiratory tract and obtained an exclusive license to our other iodine-based technology for use in the field.  As partial consideration for the transfer, BioCide issued 625,000 shares of its common stock which represents 50% of BioCide’s outstanding equity.  Additionally, BioCide agreed to assume all of our outstanding patent fees and expenses (approximately $18,000) related to the patent application.  Under the agreement, BioCide is required to raise $1,250,000 in equity and other funding by the end of 2010.  So long as we retain at least a 10% ownership position in BioCide, we have the right to appoint one member of the BioCide’s board of directors.  James Richards, a director of Symbollon, and Paul Desjourdy, an officer and director of Symbollon, own the remaining outstanding equity of BioCide.  Messrs. Richards and Desjourdy are also officers and directors of BioCide.  As part of the transaction, Mr. Richards loaned BioCide $50,000 in order for BioCide to cover currently due patent prosecution expenses related to the transferred patent application.

APPROVAL OF AN AMENDMENT TO THE AMENDED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK

The Board of Directors has approved an amendment to our Amended Certificate of Incorporation to increase the number of authorized shares of stock from 100,000,000 shares to 1,000,000,000 shares by increasing the number of authorized shares of Class A Common Stock from 93,750,000 to 993,750,000. The Board of Directors believes such amendment is advisable and in the best interest of Symbollon and our stockholders, and unanimously recommends that our stockholders approve this amendment.

Amendment to the Amended Certificate of Incorporation

This proposed increase in the number of authorized shares of Class A Common Stock will become effective upon Symbollon’s filing of a Certificate of Amendment to our Amended Certificate of Incorporation with the Secretary of State of the State of Delaware.  We currently plan to file the Certificate of Amendment as soon as reasonably practicable after receiving approval from our stockholders.  A copy of the Certificate of Amendment is attached to this Proxy Statement as Exhibit A.

If this proposal is approved, Section I of Article FOURTH of Symbollon’s existing Certificate of Incorporation will be amended to reflect an increase of 900,000,000 shares of the Class A Common Stock.  The proposed amendment to Section I of Article FOURTH of our existing Certificate of Incorporation is set forth in its entirety below:

“FOURTH:                         I. The aggregate number of shares which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, consisting of (i) Nine Hundred Ninety-Three Million Seven Hundred Fifty Thousand (993,750,000) shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), (ii) One Million Two Hundred Fifty Thousand (1,250,000) shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and (iii) Five Million (5,000,000) shares of Preferred  Stock, par value $.001 per share ("Preferred Stock").”

The proposed amendment will not change the total number of authorized shares of Symbollon’s Class B Common Stock or preferred stock.  The Board of Directors reserves the right pursuant to Section 242(c) of the Delaware General Corporation Law, notwithstanding stockholder approval and without further action by the stockholders, to determine not to proceed with this proposed increase in the number of authorized shares of Class A Common Stock if, at any time before the filing of the proposed amendment with the Secretary of State of the State of Delaware, the Board of Directors determines that the increase in the number of authorized shares of Class A Common Stock is no longer in the best interests of Symbollon and our stockholders.

Purpose and Rationale for Proposed Amendment

We are currently authorized to issue a total of 93,750,000 shares of Class A Common Stock.  As of May 2, 2011, the record date, 43,656,673 shares of Class A Common Stock were issued and outstanding, an additional 10,370,398 shares of Class A Common Stock are reserved for issuance upon exercise of outstanding options and warrants, 360,000 shares of our common stock are reserved for issuance in connection with future grants under the Company’s 2006 Non-Employee Directors’ Stock Option Plan and 2,000,000 shares are reserved for issuance pursuant to consulting agreements.  As a result, we currently have limited shares of common stock available for future issuance to meet our likely requirements.  As of the date hereof, Symbollon has no definitive commitments, arrangements or understandings with respect to the issuance of the additional shares of Class A Common Stock we are seeking to authorize.

The purpose of this proposal is to provide us with a sufficient number of shares of Class A Common Stock authorized for future issuances and for other valid corporate purposes recommended and authorized by the Board of Directors.  As stated in our filings with the Securities and Exchange Commission, we will need to raise significant additional funds to pursue the sales and marketing of our product, Iogen, and the development of potential product opportunities for our technology.  As of December 31, 2010, we had total current assets of $193,320, which amount is not sufficient to allow us to commence sales and marketing of Iogen or clinical development of any product opportunity for our technology.  If we are unable to obtain significant additional funds to support our operations, we will be unable to pursue the sales and marketing of Iogen or the development of new product opportunities and we may be forced to reduce or cease our operations, and Symbollon’s existing stockholders may lose their entire investment in Symbollon.

We intend to seek funding to support our future operations through public or private sales of our equity or debt securities, including the issuance of our equity or debt securities in connection with equity lines of credit.  We may have to use a very substantial number of our shares of common stock for this purpose, and any such issuances may be at a discount (possibly a substantial discount) from the market price of the shares prior to the issuance.  Accordingly, the ownership interest of existing stockholders in Symbollon could be substantially diluted.  We also intend to seek funding through potential corporate partnerships, licensing arrangements, and/or merger/acquisition transactions.  We currently have no commitments for any funding, and we cannot guarantee that we will be able to secure additional funds or enter into partnerships, arrangement or other transactions on reasonable terms, or at all. Unless otherwise required by applicable law or regulation, the authorized but unissued and unreserved shares of Symbollon’s stock may be issued as the Board of Directors may deem advisable without further action by our stockholders.

Effect of Proposed Amendment

The increase in the authorized shares of Class A Common Stock will not have an immediate effect on the rights of the existing stockholders.  However, if this proposal is not approved, Symbollon may not have the ability to issue sufficient shares to support the corporate purposes described above.

The shares of Class A Common Stock authorized by this proposal will have the same rights, preferences and privileges of our previously authorized shares of Class A Common Stock.  Current holders of our common stock do not have preemptive rights, which means that they do not have a right to purchase a proportionate share of any new issuances of Symbollon’s common stock in order to maintain their proportionate ownership of Symbollon.  Therefore, the issuance of any additional shares of common stock will have a dilutive effect on the equity and voting power of existing holders of our Class A Common Stock.  It may also adversely affect the market price of our Class A Common Stock.  The Board of Directors does not intend, in proposing to increase our authorized Class A Common Stock, to dilute any stockholder’s ownership in Symbollon without a proper purpose considered to be in the best interest of the stockholders, such as to meet our needs for additional financing and to procure necessary working capital in order to continue our operations and fund our sales and marketing of Iogen or development of other potential product opportunities for our technology.

Anti-Takeover Effects

The Board of Directors is not recommending this proposed amendment with intent to use the ability to issue additional common stock to discourage tender offers or takeover attempts.  However, the availability of authorized common stock for issuance could render more difficult or discourage a merger, tender offer, proxy contest or other attempt to obtain control of Symbollon.  The proposed amendment is not in response to any effort on the part of any party to accumulate common stock or to acquire control of us by means of merger, tender offer, proxy contest or otherwise, or to change management.

Approval Required

The affirmative vote of the holders of a majority of the shares of Symbollon’s Class A Common Stock outstanding on the record date is required to approve this proposal to amend our Certificate of Incorporation.  As a result, abstentions and broker non-votes will have the effect of votes against the proposal.

 Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR approval of the proposed amendment to our Amended Certificate of Incorporation.

Audit Committee Report

Symbollon’s management is responsible for preparing Symbollon’s financial statements, and the independent registered public accounting firm, Sam Kan & Company, are responsible for performing an independent audit of Symbollon’s financial statements and expressing an opinion on the conformity of the financial statements with generally accepted accounting principles.  The Audit Committee oversees Symbollon’s financial reporting process on behalf of the Board of Directors.  In this context, the Audit Committee reports that:

The Audit Committee has reviewed and discussed with management our audited financial statements for the fiscal year ended December 31, 2010.

The Audit Committee has discussed with Sam Kan & Company, our independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (“Independence Discussions with Audit Committees”), as modified or supplemented, and has discussed with Sam Kan & Company that firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the Securities and Exchange Commission.

This report is submitted by the members of the Audit Committee.

James C. Richards (Chairman)
Richard F. Maradie
Eugene Lieberstein

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors recommends a vote for the ratification of Sam Kan & Company (“Kan”) as the independent registered public accounting firm for Symbollon for 2011.  Kan served as our independent registered public accounting firm for our 2010 fiscal year.

Principal Accountant Fees and Services

The following is a summary of the fees billed to Symbollon by Kan and our former independent registered public accounting firm, Caturano and Company, P.C., for professional services rendered for the fiscal years ended December 31, 2010 and December 31, 2009:

Fee Category	Fiscal 2010 Fees	Fiscal 2009 Fees
Audit Fees	$13,000	$13,000
Audit-Related Fees	-	-
Tax Fees	-	-
All Other Fees	-	-

Total Fees	$13,000	$13,000

Audit Fees.  Consists of fees billed for professional services rendered for the audit of Symbollon’s annual consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports, and services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

Audit-Related Fees.  Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Symbollon’s consolidated financial statements and are not reported under “Audit Fees.”  These services included review of registration statements.

Tax Fees.  Consists of fees billed for professional services for tax compliance, tax advice and tax planning.

All Other Fees.  Consists of fees for products and services other than the services reported above.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

All services provided by our independent registered public accounting firm, Kan, are subject to pre-approval by our Audit Committee.  The Audit Committee has authorized the Chair of the Committee to approve services by Kan in the event there is a need for such approval prior to the next full Audit Committee meeting.  However, a full report of any such interim approvals must be given at the next Audit Committee meeting.  Before granting any approval, the Audit Committee (or the committee Chair, if applicable) must receive: (1) a detailed description of the proposed service; (2) a statement from management as to why they believe Kan is best qualified to perform the service; and (3) an estimate of the fees to be incurred.  Before granting any approval, the Audit Committee (or the committee Chair, if applicable) gives due consideration to whether approval of the proposed service will have a detrimental impact on Kan’s independence.  All audit services for 2010 and 2009 were pre-approved by the Audit Committee.

OTHER MATTERS

The Board of Directors is not aware of any matters not set forth herein that may come before the meeting.  If, however, further business properly comes before the meeting, the persons named in the proxies will vote the shares represented thereby in accordance with their judgment.

STOCKHOLDERS PROPOSALS FOR THE 2012 PROXY STATEMENT

Stockholders may submit proposals on matters appropriate for stockholder action at annual meetings in accordance with regulations adopted by the Securities and Exchange Commission.  To be considered for inclusion in the proxy statement and form of proxy relating to the 2012 annual meeting, such proposals must be received by Symbollon no later than January __, 2012.  Proposals should be directed to the attention of our Assistant Secretary.

STOCKHOLDERS PROPOSALS FOR PRESENTATION AT THE 2012 ANNUAL MEETING WITHOUT INCLUSION IN THE PROXY STATEMENT

Stockholders who wish to present any proposal or matter at the 2012 Annual Meeting of Stockholders (other than by the process for including stockholder proposals in the proxy statement) are required to notify our Investor Relations Department of their intent no later than _________, 2012.  The notice should describe the proposal or matter.  This requirement does not apply to the deadline for submitting stockholder proposals for inclusion in the proxy statement (see “Stockholders Proposals for the 2012 Proxy Statement” above), nor does it apply to questions a stockholder may wish to ask at the meeting.

We retain discretion to vote proxies we receive with respect to such proposals received after _________, 2012.  We retain discretion to vote proxies we receive with respect to such proposals received on or prior to _______, 2012 provided (i) we include in our proxy statement advice on the nature of the proposal and how we intend to exercise our voting discretion and (ii) the proponent does not issue a proxy statement to holders of at least the percentage of our outstanding shares required to approve the proposal.

ANNUAL REPORT ON FORM 10-K

We are furnishing without charge to each person whose proxy is being solicited, a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, including the financial statements and schedules thereto, but excluding exhibits.  Requests for additional copies of such report should be directed to Symbollon, Attention: Investor Relations.

By order of the Board of Directors,

        PAUL C. DESJOURDY
           Assistant Secretary
Dated: May __, 2011

Exhibit A

CERTIFICATE OF AMENDMENT TO
CERTIFICATE OF INCORPORATION OF
SYMBOLLON PHARMACEUTICALS, INC.

1. The undersigned, Paul C. Desjourdy, does hereby certify that he is the duly elected and acting President and Treasurer of Symbollon Pharmaceuticals, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”).

2. Section I of Article FOURTH of the Certificate of Incorporation of Symbollon Pharmaceuticals, Inc. is amended and restated in its entirety to read as follows:

“FOURTH:                         I. The aggregate number of shares which the Corporation shall have authority to issue is One Billion (1,000,000,000) shares, consisting of (i) Nine Hundred Ninety-Three Million Seven Hundred Fifty Thousand (993,750,000) shares of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), (ii) One Million Two Hundred Fifty Thousand (1,250,000) shares of Class B Common Stock, par value $.001 per share ("Class B Common Stock"), and (iii) Five Million (5,000,000) shares of Preferred  Stock, par value $.001 per share ("Preferred Stock").”

3. The foregoing amendment has been duly adopted and approved by, and deemed advisable by, the Board of Directors of the Corporation, and the Board of Directors recommended that the foregoing amendment be approved by the Corporation’s stockholders.

4. At an annual meeting of the stockholders of the Corporation, a majority of the shares of outstanding capital stock of the Corporation entitled to vote thereon was voted in favor of the amendment.

5. The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

6. The capital of the Corporation shall not be reduced under or by reason of the foregoing amendment.

IN WITNESS WHEREOF, Symbollon Pharmaceuticals, Inc. has caused this certificate to be signed by Paul C. Desjourdy its President and Treasurer this      day of                     , 2011.

By:
Paul C. Desjourdy President and Treasurer